SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): April 17, 1997
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                              Technitrol, Inc.
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           (Exact Name of registrant as specified in its charter)


       Pennsylvania                  1-5375                 23-1292472
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(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)



        1210 Northbrook Drive, Suite 385, Trevose, Pennsylvania 19053
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        (Address of principal executive offices)           (Zip Code)

    Registrant's telephone number, including area code:   (215) 355-2900
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                               Not Applicable
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        (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On April 17, 1997, Technitrol International, Inc., a wholly owned subsidiary of Technitrol, Inc., signed a definitive agreement to sell all of the common stock of John Chatillon & Sons, Inc. and share capital of Lloyd Instruments Ltd. (the companies that form the Test & Measurement Products Segment) to Ametek Aerospace Products, Inc., a wholly owned subsidiary of Ametek, Inc., for $34 million cash.

     The closing of the transaction, which is expected to take place on or before June 30, 1997, is subject to a number of conditions, including regulatory approvals in the United States, common in transactions of this type.

     As a result of the sale, Technitrol will treat the Test & Measurement Products Segment as a discontinued operation for purposes of financial reporting, commencing with the first quarter of 1997.

                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TECHNITROL, INC.



                                By: /s/Albert Thorp, III
                                    ----------------------------
                                      Albert Thorp, III
                                      Vice President and Chief
                                        Financial Officer

Date: April 23, 1997